SALE & PURCHASE AGREEMENT FOR THE ACQUISITION

of

100% OF THE ABBOTS BROOK GOLD CLAIMS . (“ABC”)

THIS AGREEMENT is between

YINFU GOLD CORPORATION

a company incorporated under the laws of the State of Wyoming, USA,

with its address at

Suite 713,7/F,Prudential Tower, The Gateway, Harbour City,

21 Canton Road,Tsimshatsui,Kowloon,Hong Kong

(“YINFU” or the “Company”),

 And

TOPWORTH VENTURE LIMITED

(British Virgin Islands Company Number 14427290)

with its address at

Quastisky Building, P.O. Box 4389, Road Town, Tortola, British Virgin Islands

(“TVL”)

Owner of 100% of the shares of

SHINY EAGLE BUSINESS LIMITED

(British Virgin Islands Company Number 1715681)

with its address at

Quastisky Building, P.O. Box 4389, Road Town, Tortola, British Virgin Islands

(“SEBL”)

Collectively the Parties

WHEREAS, YINFU desires to purchase 100% of the ABBOTS BROOK GOLD CLAIMS (“ABC” or the “Claims) or (the Business Assets”) on the terms and subject to the conditions set forth herein and;

WHEREAS, SEBL owns three mining claims located in the Province of Newfoundland, Canada described more fully in Appendix A and;

WHEREAS, TVL is the owner of 100% of the shares of SEBL and:

WHEREAS, YINFU has agreed to issue 5 million shares of YINFU and pay the sum of US$25,000 in to TVL to acquire ABC and;

WHEREAS, YINFU feels it is in its best interest that it acquire the aforesaid Claims and;

WHEREAS, Tsap Wai Ping, the President, Chief Executive Officer and Chairman of YINFU is the Company’s signing authority.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I

SALE AND PURCHASE OF SHARES

1.1    On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Topworth Venture Limited hereby agrees to sell, assign, transfer convey and deliver to YINFU, 100% of the business assets of SEBL which consist of the Abbots Brook Gold Claims together with all of the rights, titles and interests in the business assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the business assets in keeping with the intentions and the spirit of this Agreement.

1.2    YINFU hereby agrees to purchase and acquire 100% of the Abbots Brook Gold Claims from TVL and pay TVL an aggregate of five million (5,000,000) new Common Shares of the Company and pay the sum of US$25,000.

1.3    It is understood by the Parties that the 5,000,000 shares of YINFU so issued as payment for the Abbots Brook Gold Claims will be restricted shares as required by Rule 144 of the United States Securities Act (the “Act” and shall display a restrictive legend as required by the United States Securities and Exchange Act,

1.4    On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, TVL hereby agrees to transfer control of the Abbots Brook Gold Claims to YINFU through the acceptance and confirmation of the issuance and granting, by YINFU, of 5,000,000 newly issued shares of YINFU, which shares, together with the payment of the sum of US$25,000 represents the full purchase price of 100% of the Abbots Brook Gold Claims as described in Appendix A

ARTICLE II

CLOSING

2.1    The consummation of the transfer by TVL to YINFU, and the acquisition by YINFU of the Abbots Brook Gold Claims by the payment of 5 million new Common Shares and the payment of the sum of US$25,000 shall occur on 26 July, 2012 (the “Closing Date”). Immediately at the Closing Date, YINFU shall deliver, or cause to be delivered, to TVL, a board resolution confirming the issuance of 5 million Common Shares that are being sold, assigned, and conveyed to TVL, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to TVL. (Appendix B)

2.2    Immediately at the Closing, YINFU shall deliver to TVL, Stock certificate(s) representing 5 million shares issued in the name or names designated by TVL. It is understood that the stock certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

2.3    Immediately at the Closing, YINFU shall deliver to TVL by check or wire transfer the sum of US$25,000.

2.4    Within 30 days after the closing, TVL shall deliver to Tsap Wai Ping, for transmittal to YINFU, duly authorized, properly and fully executed documents in English, evidencing and confirming the transfer of 100% of the assets of SEBL specifically detailing the three Abbots Brook Gold Claims by the Newfoundland Resources Department.

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ARTICLE III

EXECUTION

3.1    Yinfu shall execute and deliver to TVL, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the Common Shares of YINFU.

3.2    TVL shall execute and deliver to YINFU, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of a 100% interest in the Abbots Brook Gold Claims. .

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF YINFU

YINFU hereby represents and warrants to TVL as follows (it being acknowledged that TVL is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of YINFU hereunder):

4.1    Authorization. YINFU, represented by Tsap Wai Ping, the President, Chief Executive Officer and Chairman of YINFU has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of YINFU, and this Agreement is enforceable with respect to TVL in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which YINFU is a party or by which YINFU or any of its assets or properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to YINFU or the assets or properties of YINFU.

4.2    Legality of Shares. The Common Shares, when delivered as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the Common Shares as set forth in this Agreement, TVL will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3    Compliance with Securities Laws.

(a)    No formal or informal investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state is pending or threatened against YINFU.

(b)    Neither YINFU, nor any of its directors or officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(c)    YINFU is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4    No undisclosed Issues or Liabilities. YINFU warrants that to the best of its knowledge there are no, issues that might tend to cause damage to YINFU or its shareholders, or state or federal regulatory problems of any description.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF TVL

5.1    Authorization. TVL has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from YINFU and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of TVL and this Agreement is enforceable with respect to TVL, in accordance with its terms.

5.2    Information Regarding this Agreement and the Company. TVL has obtained such information regarding the financial position and prospects of YINFU, as TVL considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares from TVL pursuant to this Agreement.

5.3    Compliance with Securities Laws.

(a)    No formal or informal investigation or examination by the Commission or by the securities administrator or legal authority of any state or jurisdiction within or outside of the United States, Canada, China or the British Virgin Islands, is pending or threatened against TVL, SEBL or the assets.

(b)    Neither TVL nor its officers or owners have not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction .

(c)    TVL is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4    Disclosure of Transference of Control

(a) TVL understands and accepts that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures include, but are not limited to the filing of a Form 8-K with the United States Securities and Exchange Commission,

(a)    one or more filings of the Initial statement of beneficial ownership of securities on Schedule 13D or other similar ownership forms.

(b)    TVL will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(c)    TVL will provide a detailed list of TVL individuals or entities (the “New Shareholders”) designated to receive Common Shares of YINFU pursuant to issuance of the 5,000,000 Common Shares specified in this Agreement.

(i) The above noted detailed list of TVL New Shareholders shall include the full legal name of the individual or entity receiving YINFU Common Shares, the full address and citizenship or corporate jurisdiction of each New Shareholder (Attached hereto as Appendix C).

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5.5    TVL warrants that they and SEBL shall deliver to YINFU all of rights, titles and interests in 100% of the three Abbots Brook Gold Claims s, and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6    TVL warrants that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

6.2    Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3    Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Wyoming.

6.4    Shares to Be Held In Escrow. The Parties agree that all shares issued, pursuant to the terms and conditions of this agreement, shall be issued as soon as practicable following the signing of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5    Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to YINFU, to:	Yinfu Gold Corporation
c/o Tsap Wai Ping
Suite 713,7/F,Prudential Tower
The Gateway,Harbour City,
21 Canton Road,Tsimshatsui,
Kowloon,Hong Kong

(b) If to TVL, to:	Topworth Venture Limited
Quastisky Building,
P.O. Box 4389, Road Town,
Tortola, British Virgin Islands

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.5.

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6.6    Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7    Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8    Attorneys’ Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys’ fees, of the prevailing party in connection therewith.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ON BEHALF OF YINFU GOLD CORPORATION:

/s/ Tsap Wai Ping	Designated Signing Authority
26 July, 2012	Tsap Wai Ping
President, CEO, Chairman
Yinfu Gold Corporation.

ON BEHALF OF TOPWORTH VENTURE LIMITED:

/s/ Gordon Cheng	Designated Signing Authority
26 July, 2012	Gordon Cheng
Sole Director
Topworth Venture Limited

Signature of Witness:	/s/ Haven Lee
Name:	Haven Lee
Address:	Flat 3c, Kam Shan Mansion
Taikoo Shing, HK

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APPENDIX A

List of Assets

ON BEHALF OF Topworth Venture Limited

/s/ Gordon Cheng
Designated Signing Authority
Gordon Cheng
Sole Director
Topworth Venture Limited

APPENDIX B

Form of Board Resolution issuing 5,000,000 Common Shares of

Yinfu Gold Corp to SHINY EAGLE BUSINESS LIMITED

 Shareholders

List of New Shareholders of Yinfu Gold Corp. to be transferred to:

(1)Topworth Venture Limited	1,000,000 shares
(2)Topworth Venture Limited	1,000,000 shares
(3)Topworth Venture Limited	1,000,000 shares
(4)Topworth Venture Limited	750,000 shares
(5)Topworth Venture Limited	750,000 shares
(6)Topworth Venture Limited	500,000 shares

Total 6 share certificates of total number of shares	5,000,000 shares

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APPENDIX C

Mineral Rights Inquiry Report

Thursday, July 26, 2012

Licence Number:	019882M
File Number:	775: 2965
Original Holder:	Anser Enterprises Co.
Licence Holder:	Shiny Eagle Business Limited
Address:	22/F, Room 203, Block A, Yintai Centre
2 Jianguomonwai Street, Chaoyang District, Beijing
China 100022
Licence Issued:	Issued
Location:	Abbotts Creek Area, Southern NI.
Electoral Dist.:	13 Fortune Bay –Cape La Hane
Recorded Date :	2012/01/18
Issuance Date:	2012/02/17
Renewal Date :	2012/02/17
Report Due Date:	2013/04/18
Org. No. Claims:	3.0000
Org. No. Claims:	3.0000
Recording Fee:	$30.00
Receipts(s) :	57354003	(2012/01/18)	$30.00
Deposit Amount:	$150.00
Deposit:	57364003	(2012/01/18)	$150.00
Map Sheet No (s):	0IM/11 0IM/12

Comments:

Mapped Claim Description:

Beginning at the Northeast corner of the herein described parcel of land, and said corner having LTM coordinates of 5 286 500 N, 612 500 E: of Zone 21 ; thence South 500 metres, thence West 500 metres, thence South 500 metres, thence West 500 metres, thence 1, 000 metres, thence East 1,000 metres to the point of beginning. All hearings are referred to the LTM grid, Zone 21. NAD27.

Land Claims (effective 2005/12/01) :

LISA : 0.00%	LII : 0.00%	VRP: 0.00%	Crown: 100.00%

Extensions:	None

Work Reports :	None

$ 600.00 to be expended on this license by 2013/02/17

Licence Transfers :

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